CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated November 13, 1998, for Kemper High Yield Series - Kemper High Yield Fund and Kemper High Yield Opportunity Fund in the Registration Statement (Form N-1A) of Kemper High Yield Series and their incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 36 to the Registration Statement under the Securities Act of 1933 (File No. 2-60330) and in this Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2786).




                                                  ERNST & YOUNG LLP




Chicago, Illinois
December 28, 1998